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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT


        This Employment Agreement (the "Agreement") by and between Hospitality Design & Supply, Inc., a Delaware corporation (the "Company"), and John Breznikar ("Founder") is hereby entered into and effective as of the date of the consummation of the initial public offering of the common stock of the Company. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Founder.

                                R E C I T A L S

        A. As of the date of this Agreement, the Company is engaged primarily in the commercial kitchen design and/or supply industry.

        B. Until the date of this Agreement, Founder was employed by East Bay Restaurant Supply, which is being merged into the Company on the date of this Agreement.

        C. Founder is employed hereunder by the Company in a confidential relationship wherein Founder, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

        Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                              A G R E E M E N T S

        1. Employment and Duties. The Company hereby employs Founder as the
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President of the East Bay division and a member of the executive operating committee of the Company. As such, Founder shall have responsibilities, duties and authority reasonably accorded to and expected of the president of a division and will report directly to the Chief Executive Officer of the Company. Founder hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his working time, attention and efforts to promote and further the business of the Company; provided, however, that Founder may serve on the boards of charitable organizations and, subject to Section 5 hereof, other corporations.

        2.  Compensation.  For all services rendered by founder, the company
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 shall compensate founder as follows:

              (a)  Base Salary.  The base salary payable to Founder shall be
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        $150,000 per year, payable on a regular basis in accordance with the
        Company's standard payroll procedures, but not less than monthly. On at least an annual basis, the board of directors of the Company (the "Board") will review Founder's performance and may make increases to such base salary if, in the Board's discretion, any such increase is warranted. Founder shall be eligible for such bonuses, if any, as may be granted to him from time to time by the Board.

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              (b)  Founder Benefits and Other Compensation.  Founder will,
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        during the Employment Term, have the right to receive such benefits as are generally made available to full-time executive officers of the Company, including the right to participate in any retirement plan or bonus plan that the Company may create. In addition to, or inclusive of, such benefits, the Company will provide Founder with the following:

                   (i) the opportunity to apply for coverage under the Company's medical, life and disability plans, if any. If Founder is accepted for coverage under such plans, the Company will provide to Founder and his immediate family such coverage on the same terms as are customarily provided by the Company to the plan participants as modified from time to time; and

                   (ii) in addition to normal holidays recognized by the
              Company, four weeks paid vacation annually or such other greater amount as may be afforded executive officers and key employees generally under the Company's policies in effect from time to time (pro rated for any year in which Founder is employed for less than the full year).

                   (iii) reimbursement for travel and other out-of-pocket
              expenses reasonably incurred by Executive in the performance of his duties hereunder, provided that all such expenses will be reimbursed only (A) upon the presentation by Founder to the Company of such documentation as may be reasonably necessary to substantiate that all such expenses were incurred in the performance of his duties, and (B) if such expenses are consistent with all policies of the Company in effect from time to time as to the kind and amount of such expenses.

        3.  Term; Termination; Rights on Termination.  The term of this
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Agreement shall begin on the date hereof and continue for three (3) years. Upon the first anniversary of the date hereof and each anniversary thereafter, the term of this Agreement shall be extended for an additional year to a total of three (3) years unless, at least ninety (90) days prior to any such anniversary, either party gives to the other party written notice of nonrenewal of the Agreement. This Agreement and Founder's employment may be terminated in any one of the followings ways:

              (a)  Death.  The death of Founder shall immediately terminate the
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        Agreement with no severance compensation due to Founder's estate.

              (b)  Disability.  This Agreement will terminate upon the permanent
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        disability of Founder.  Founder will be deemed permanently disabled for the purpose of this Agreement if, in the good faith determination of the Board, based on sound medical advice, Founder has become physically or mentally incapable of performing his duties hereunder for a continuous period of one hundred eighty (180) days, in which event Founder will be deemed permanently disabled upon the expiration of such one hundred eighty (180) day period. Also, Founder may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health, provided that Founder shall have furnished the Company with a written statement from a qualified doctor to such effect; and provided further that, at the Company's request made within thirty (30) days of the date of such written statement, Founder shall submit to an examination by

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        a doctor selected by the Company who is reasonably acceptable to Founder or Founder's doctor and such doctor shall have concurred in the conclusion of Founder's doctor. In the event this Agreement is terminated as a result of Founder's permanent disability, Founder shall receive from the Company, in a lump-sum payment due within thirty (30) days of the effective date of termination, an amount equal to the difference between (a) the base salary at the rate then in effect for the lesser of (i) whatever time period is remaining under the current term of this Agreement and (ii) one (1) year, minus (b) all payments in respect of Founder's salary payable to Founder under the Company's disability insurance, if any, for the same period.

              (c)  Good Cause.  The Company may terminate this Agreement ten
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        (10) days after written notice to Founder, for good cause, which shall be: (1) Founder's irreparable breach of this Agreement resulting in the Company suffering a material adverse effect; (2) Founder's gross negligence in the performance or Founder's nonperformance (continuing for ten (10) days after receipt of the written notice) of any of Founder's material duties and responsibilities hereunder; (3) Founder's dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (4) Founder's conviction of a felony crime;
        (5) chronic alcohol abuse or illegal drug abuse by Founder; or (6) any other good faith determination of the Board that Founder has engaged in any act that has a material adverse effect on the business, affairs or reputation of the Company. In the event of a termination for good cause, as enumerated above, Founder shall have no right to any severance compensation.

              (d)  Without Cause.  At any time after the commencement of
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        employment, the Company may, without cause, terminate this Agreement and
        Founder's employment effective at any time by paying to Founder a lump sum payment due on the effective date of termination in an amount equal to Founder's base salary at the rate then in effect for the greater of
        (i) whatever time period is remaining under the current term of this Agreement and (ii) one year .

              (e)  Termination by Founder Without Cause.  If Founder resigns
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        or terminates his employment other than for Good Reason (as defined below) Founder shall receive no severance compensation.

              (f)  Termination by Founder For Good Reason.
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                   (i)  Definition of "Good Reason".  "Good Reason" shall mean:
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                        (A) the assignment of Founder to any duties materially
                   inconsistent with, or any material adverse change in, Founder's titles or positions, duties, responsibilities or status with the Company, or the removal of Founder from, or failure to reelect Founder to, any of such positions without reelecting Founder to an equivalent position, which assignment, change, removal or failure is not cured within ten (10) days of notice thereof by Founder to Company; or

                        (B) the failure, for any reason other than his
                   resignation or death, for Founder to be elected to the Board of Directors within one month after the date of this Agreement, or the removal of Founder from, or failure to reelect Founder to, the Board of Directors for any reason other than his resignation or death; or

                        (C)  any reduction in his base salary; or


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                        (D) the Company requiring Founder to be based outside of
                   the San Francisco area, except for travel on Company business; or

                        (E) the failure of the Company to provide support,
                   information, assistance and staffing reasonably appropriate for Founder to carry out Founder's positions, duties and responsibilities which is not cured within ten (10) days of notice thereof by Founder to Company; or

                        (F) any material breach by the Company of that certain
                   Indemnification Agreement of even date herewith between the parties hereto (the "Indemnification Agreement") which is not cured within ten (10) days of notice thereof by Founder to Company; or

                        (G) any other material breach by the Company of this
                   Agreement which is not cured within ten (10) days of notice thereof by Founder to Company; or

                        (H)  A Change in Control.  A "Change in Control" means
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                   (a) the sale of all or substantially all of the assets of the
                   Company to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, the Company, or (b) the Company's merger or consolidation with or into another entity, regardless of which entity survives such merger or consolidation, unless at least fifty percent (50%) of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportion as such persons and entities beneficially held the outstanding voting securities of the Company immediately prior to such transaction, or (c) the acquisition of at least fifty percent (50%) of the outstanding voting securities of the Company by any person, or any "group" as contemplated under Section 13(d) of the Securities Exchange Act of 1934, as amended; it being agreed, in any event, that the issuances of shares to the stockholders of the founding companies consolidating with the Company on or about the time of either the initial public offering of the Company, and the issuance of shares in such initial public offering, shall in no event constitute a Change of Control.

                   (ii) Termination.  Founder may terminate his employment for
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              Good Reason at any time upon providing written notice of
              termination to the Company. In the event of termination of Founder's employment for Good Reason, the Company shall pay Founder all of the consideration the Company would be obliged to pay to Founder under Section 3(d) of this Agreement if Founder were terminated Without Cause, and Founder shall have no obligation to mitigate damages by seeking employment or otherwise.

        Upon termination of this Agreement for any reason provided in this
Section 3, Founder shall be entitled to receive all compensation earned and all benefits and reimbursements vested or due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Founder only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Founder under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 8 herein and Founder's obligations under paragraphs 4, 5, 6, 7, 8 and 9 herein shall survive such termination.

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        Upon termination of Founder's employment pursuant to this Agreement for any reason other than termination by Founder without Good Reason, or termination by expiration of the current term: (i) each option to purchase stock of Company then held by Founder which could not be exercised immediately before termination of employment shall become exercisable upon termination and for a period of thirty (30) days thereafter unless the terms of such option or the plan pursuant to which such option was granted provides that such option will become exercisable upon termination of employment and for a period thereafter longer than thirty (30) days, and (ii) if any shares of stock of Company then owned by Founder are subject to a right or option of the Company to repurchase such shares upon termination of employment at a price which is less than the fair market value of such shares upon termination of employment, each such right or option shall expire, effective immediately prior to termination of employment.

        4.  Return of Company Property.  All records, designs, patents, business
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plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Founder by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company, and be subject at all times to its discretion and control. All correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company in the possession of Founder shall be delivered promptly to the Company without request by it upon termination of Founder's employment.

        5.  Noncompetition.  During his employment by the company (including the
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subsidiaries thereof) pursuant to this agreement (the "Noncompetition Period"), founder agrees to be bound by each of the provisions set forth in Section 13 of that certain Agreement and Plan of Reorganization dated of even date herewith by and among the Company and the "Stockholders" named therein (the "Reorganization Agreement"), to the extent that such Noncompetition Period extends beyond the four (4) year time period provided for in the Reorganization Agreement, provided that during the entirety of the Noncompetition Period Founder shall receive his base salary and all other benefits and compensation set forth in Section 2.

        6.  Inventions.  Founder shall disclose promptly to the Company any and
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all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Founder, solely or jointly with another, during the period of employment or within one
(1) year thereafter, and which are either directly related to the business or activities of the company or conceived by Founder as a result of his work for the Company. Founder hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Founder shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

        7.  Trade secrets.  founder agrees that he will not, during or after the
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term of this agreement, disclose the specific terms of the company's relationships or agreements with its respective significant vendors or customers or any other significant and material trade secret of the company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

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        8.  Indemnification.  The Company shall be obligated to enter into and
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keep in force the Indemnification Agreement until expiration of the term or prior termination of this Agreement.

        9.  No prior agreements.  Founder hereby represents and warrants to the
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Company that the execution of this Agreement by Founder and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Founder agrees to indemnify the Company for any claim, including, but not limited to, Company's Attorneys' fees and expenses of investigation, by any third party that such third party may now have or may hereafter have against the Company based upon or arising out of any non-competition agreement, invention agreement or secrecy agreement between Founder and such third party which was in existence as of the date of this Agreement.

        10.  Assignment; Binding Effect.  Founder understands that he has been
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selected for employment by the Company on the basis of his personal qualifications, experience and skills. Founder agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

        11. Complete agreement. Founder has no oral understandings or agreements
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with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Founder and of all the terms of this agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written representations or agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Founder, and no term of this agreement may be waived except by writing signed by the party waiving the benefit of such term.

        12.  Notice.  whenever any notice is required hereunder, it shall be
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 given in writing addressed as follows:

        To the Company:  Hospitality Design & Supply, Inc.
                         P.O. Box 5016
                         Culver City, CA  90231
                         Attn:  Roger M. Laverty, Chief Executive Officer

        with a copy to:  Daniel J. Winnike, Esq.
                         Howard, Rice, Nemerovski, Canady,
                           Falk & Rabkin
                         A Professional Corporation
                         3 Embarcadero Center, 7th Floor
                         San Francisco, CA 94111

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            To Founder:  John Breznikar
                         49 Fourth Street
                         Oakland, CA  94607

        with a copy to:  Joseph S. Radovsky
                         Greene, Radovsky, Maloney & Share
                         Four Embarcadero Center, Suite 4000
                         San Francisco, CA  94111

        Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 12.

        13. Severability; Headings.  In the event any court of competent
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jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

        14.  Governing Law.  This Agreement shall in all respects be construed
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according to the laws of the State of California, as applied to agreements entered into and performed wholly in California.

        15.  Counterparts.  This Agreement may be executed simultaneously in
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two (2) or  more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              THE COMPANY:

                              HOSPITALITY DESIGN & SUPPLY, INC.


                              By:__________________________________


                              Title:_______________________________



                              FOUNDER:


                              _____________________________________
                              John Breznikar

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